UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2012 (March 30, 2012)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 30, 2012, the Compensation Committee (the “Compensation Committee”) of the joint Board of Directors (the “Board”) of Affinion Group, Inc. (the “Company”) and Affinion Group Holdings, Inc. (“Holdings”), the parent of the Company, approved the terms of (i) the Affinion Group Holdings, Inc. 2012 Retention Award Program (the “RAP”), an equity award program intended to foster retention of key employees of Holdings and its subsidiaries, and (ii) the awards (the “Awards”) of restricted stock units (“RSUs”) to be made by Holdings under the RAP. The terms of the RAP and Awards are summarized below.

The Awards will be granted to certain key employees (the “Participants”) of the Company and Holdings, including the following named executive officers of the Company and Holdings: Messrs. Nathaniel J. Lipman, Todd H. Siegel and Steven E. Upshaw and Ms. Sloane Levy. The Awards are expected to be granted on or about April 25, 2012, and will be evidenced by a written agreement between Holdings and each Participant (each, an “Award Agreement”). The Awards will be made under Holdings’ 2007 Stock Award Plan (the “2007 Plan”) and, subject to the Participant’s ability to elect otherwise pursuant to the terms of the RAP and the respective Award Agreement, will entitle each Participant to one share of Holdings’ common stock (the “Common Stock”) for each RSU when the applicable vesting period for that RSU is met.

The number of RSUs to be awarded to each Participant will be equal to the quotient of (i) the aggregate dollar value of RSUs that will be awarded to such Participant (the “Award Value”), and (ii) the value per share of Common Stock as of the valuation date next determined by Holdings, which Holdings expects will be on or about April 25, 2012. The total Award Value under the RAP will be approximately $10.0 million.

The RSUs are scheduled to vest in three installments as follows (i) 50% of the RSUs on April 8, 2013, or if earlier, upon the 7th day following Holdings’ filing date of the Form 10-K for the fiscal year ending December 31, 2012 (the “First Vesting Date”), (ii) 25% of the RSUs on August 22, 2013, or if earlier, upon the 7th day following Holdings’ filing date of the Form 10-Q for the quarter ending June 30, 2013 (the “Second Vesting Date”), and (iii) the remaining 25% of the RSUs on April 7, 2014, or if earlier, upon the 7th day following Holdings’ filing date of the Form 10-K for the fiscal year ending December 31, 2013 (the “Third Vesting Date,” and collectively with the First Vesting Date and the Second Vesting Date, a “Vesting Date”), subject to a Participant’s continuing employment through such Vesting Date.

Each Participant may make an election to receive cash in lieu of the Common Stock otherwise deliverable in respect of an applicable Vesting Date in an amount equal to: (i) 50% of the Award Value in respect of the RSUs vesting on the First Vesting Date, and (ii) 25% of the Award Value in respect of the RSUs vesting on each of the Second Vesting Date and Third Vesting Date. Any such election must be made in writing within seven calendar days preceding the applicable Vesting Date and, once made, will be irrevocable. The Participant’s opportunity to elect to receive cash in lieu of Common Stock is separate and distinct with respect to each of the three applicable Vesting Dates. Upon termination of employment for any reason, a Participant will forfeit his or her entire unvested portion of RSUs.

The aggregate Award Value of RSUs to be awarded to each of Messrs. Lipman, Siegel and Upshaw and Ms. Levy will be $960,000, $400,000, $400,000, and $350,000, respectively.

For federal income tax purposes, Holdings is generally required to withhold 25% of the fair market value of the portion of each Award that vests. Holdings will withhold such amount (a) in cash, if the Participant elects the Award to be settled in cash, or (b) in shares of Common Stock, if Common Stock is deliverable to the Participant. At each Vesting Date, if the Participant does not elect to settle in cash such portion of the Award in respect of the applicable Vesting Date, to satisfy any additional tax liability upon vesting, a Participant has the option to put an amount of shares of Common Stock to Holdings in exchange for a cash payment equal to no more than 15% of the fair market value of RSUs that vested on such Vesting Date. Holders of vested RSUs will be required to become a party to the Management Investor Rights Agreement, dated as of October 17, 2005, among Holdings, Affinion Holdings, LLC and certain investors and management holders.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: April 5, 2012	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: April 5, 2012	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and Chief Financial Officer